Exhibit 10.2

SECOND CLOSING BRING DOWN AGREEMENT

This Second Closing Bring Down Agreement (this “Agreement”) is entered into as of October 8, 2021 by and among H-Cyte, Inc., a Nevada corporation (the “Company”), FWHC Bridge, LLC, a Delaware limited liability company (the “Lead Purchaser”) and the other Purchasers signatories hereto (collectively with the Lead Purchaser, the “Second Closing Purchasers”). Capitalized terms used but not defined herein have the meaning set forth in that certain Secured Convertible Note Purchase Agreement, dated as of April 1, 2021, by and among the Company, the Lead Purchaser and the other signatories thereto (the “Purchase Agreement”).

RECITALS

WHEREAS, pursuant to the Purchase Agreement, the Purchasers agreed to purchase, and the Company agreed to sell, secured convertible promissory notes in the form attached as Exhibit A to the Purchase Agreement (the “Notes”);

WHEREAS, the initial closing of the purchase and sale of Notes in the aggregate principal amount of $2,575,000 occurred on April 1, 2021, with each Initial Purchaser purchasing Notes in the aggregate principal amount set forth opposite its name and address under the caption “Initial Closing” on Schedule I hereto;

WHEREAS, Section 1.1(b) of the Purchase Agreement provides that, following the Initial Closing, the Company may, subject to the approval of the Lead Purchaser, offer, issue and sell, on the same price, terms and conditions as those contained in the Purchase Agreement, at one or more subsequent closings (each, an “Additional Closing”), Notes to investors who execute a counterpart signature page to the Purchase Agreement, and that, upon any Additional Closing, Schedule I to the Purchase Agreement shall be updated to reflect any Notes purchased at such Additional Closing;

WHEREAS, the Company and the Second Closing Purchasers, all of whom are signatories to the Purchase Agreement, desire to hold an Additional Closing pursuant to the terms and conditions of the Purchase Agreement and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements contained herein, the legal sufficiency of which is acknowledged by the parties, and intending to be legally bound, the parties agree as follows:

1. Purchase and Sale of Additional Notes.

(a) The purchase and sale of the Notes contemplated by this Section 1(a) (the “Second Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement. Subject to the terms and conditions of this Agreement and the Purchase Agreement, at the Second Closing, the Lead Purchaser and the other Second Closing Purchasers will each advance to the Company an amount equal to the “Principal Amount of Note” set forth opposite such Second Closing Purchaser’s name under the caption “Second Closing” on Schedule I to this Agreement, and the Company will sell and issue to each Second Closing Purchaser a Note in the original principal amount corresponding to such Second Closing Purchaser’s “Principal Amount of Note” under the caption “Second Closing.”

(b) The parties hereto agree and affirm that, for all purposes, the Second Closing shall be an Additional Closing (as such term is used in the Purchase Agreement), the Notes issued at such Second Closing shall be Additional Notes (as such term is used in the Purchase Agreement), and the signature page hereto executed by a Second Closing Purchaser shall serve as a counterpart signature page to the Purchase Agreement within the meaning of Section 1.1(b) of the Purchase Agreement to the extent the existing counterpart signature page to the Purchase Agreement is not deemed to be sufficient.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to each Second Closing Purchaser that the representations and warranties contained in Section 2 of the Purchase Agreement (except for Section 2.6) are true, correct and complete as of the date hereof and the date of the Second Closing, as if made on the date hereof or the date of the Second Closing, as applicable (except in such cases where such representations and warranties are expressly made as of a specified date, in which case the Company represents and warrants that they are true, correct and complete as of such specified date), with any references to “Effective Date” deemed to mean the date hereof or the date of the Second Closing, as applicable. For purposes of such representations and warranties (other than those in Sections 2.1, 2.2, 2.3, and 2.4 of the Purchase Agreement), the term “Company” shall include any Subsidiaries of the Company, unless otherwise noted in the Purchase Agreement.

(b) The Company represents and warrants to each Second Closing Purchaser that the following representations and warranties are true, correct and complete as of the date hereof and the date of the Second Closing:

(i) The Company has delivered to each Second Closing Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2020, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal quarters ended March 31, 2021 and June 30, 2021 (collectively, the “Financial Statements”). The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustment (none of which would be material). Since April 1, 2021, the Company has not suffered any Material Adverse Effect and no event has occurred, and no circumstance exists, that could reasonably be expected to result in a Material Adverse Effect. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise except those which are adequately reflected or reserved against in the most recent financial statements other than (A) those which are adequately reflected or reserved against in the most recent Financial Statements, (B) liabilities incurred in the ordinary course of business subsequent to April 1, 2021; (C) obligations under contracts and commitments incurred in the ordinary course of business (other than as a result of a breach or default of the Company thereunder); and (D) liabilities and obligations of a type or nature not required under the U.S. generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

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3. Representations and Warranties of the Purchasers. Each Second Closing Purchaser, severally and not jointly, represents and warrants to the Company (with respect to itself only and not any other Second Closing Purchaser) that the representations and warranties contained in Section 3 of the Purchase Agreement are true, correct and complete as of the date hereof and the date of the Second Closing, as if made on the date hereof or the date of the Second Closing, as applicable (except in such cases where such representations and warranties are expressly made as of a specified date, in which case the Second Closing Purchaser represents and warrants that they are true and complete as of such specified date), with any references to “Effective Date” deemed to mean the date hereof or the date of the Second Closing, as applicable.

4. Other Agreements of the Parties.

(a) Securities Laws Disclosure; Publicity. The Company shall (a) promptly, and no later than 9:00 a.m. (New York City time) on the third Trading Day immediately following the date of the Second Closing, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Second Closing Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Second Closing Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Second Closing Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and the Lead Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Second Closing Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Second Closing Purchaser, or without the prior consent of the Lead Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Second Closing Purchaser, or include the name of any Second Closing Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Second Closing Purchaser, except: (i) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, provided, however, that in each such case the, Company shall provide the Second Closing Purchasers with prior notice of such disclosure.

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(b) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and this Agreement, which shall be disclosed pursuant to Section 4(a), the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided or will provide any Second Closing Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Second Closing Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Second Closing Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Second Closing Purchaser without such Second Closing Purchaser’s consent, the Company hereby covenants and agrees that such Second Closing Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Second Closing Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Second Closing Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(c) Indemnification of Second Closing Purchasers. Subject to the provisions of this Section 4(c), the Company will indemnify and hold each Second Closing Purchaser and such Second Closing Purchaser’s directors, officers, shareholders, members, managers, managing members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Second Closing Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, managers, managing members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Second Closing Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Second Closing Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any action instituted against the Second Closing Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Second Closing Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Second Closing Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Second Closing Purchaser Party may have with any such stockholder or any violations by such Second Closing Purchaser Party of state or federal securities laws or any conduct by such Second Closing Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (iii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement registering the sale or resale of the Securities, or related prospectus or prospectus supplement, or any information incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If any action shall be brought against any Second Closing Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Second Closing Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume, pursue and maintain the defense thereof with counsel of its own choosing reasonably acceptable to the Second Closing Purchaser Party. Any Second Closing Purchaser Party shall have the right to engage separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Second Closing Purchaser Party except to the extent that (A) the engagement of such separate counsel thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume, pursue and maintain such defense and to engage counsel or (C) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Second Closing Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for such Second Closing Purchaser Party. The Company will not be liable to any Second Closing Purchaser Party under this Agreement (y) for any settlement by a Second Closing Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Second Closing Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Second Closing Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4(c) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Second Closing Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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5. Miscellaneous.

(a) Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Second Closing Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Second Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the parties hereto.

(b) Entire Agreement. This Agreement records the final, complete, and exclusive understanding among the parties regarding the Second Closing. Except as expressly amended, modified or supplemented hereby, the provisions of the Purchase Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Agreement will be construed as a waiver of any of the rights or obligations of the parties under the Purchase Agreement.

(c) Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

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(d) Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Florida located in the County of Hillsborough and to the jurisdiction of the United States District Courts for such county for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(e) Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature

(f) Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lead Purchaser; provided that Schedule I may be updated by the Company in accordance with Section 1 of the Purchase Agreement without any consent of the Purchasers. Any amendment or waiver effected in accordance with this Section 5(f) shall be binding upon all of the Second Closing Purchasers and each transferee of the Notes purchased hereunder (or the Conversion Shares issuable upon conversion or exercise thereof), each future holder of all such securities, and the Company.

(g) Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(h) No Waiver; Remedies Cumulative. No delay or omission on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder or thereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are in addition to all rights or remedies that the Second Closing Purchasers or the Company otherwise may have in law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, nothing in this Agreement will be deemed to preclude or be in lieu of any right or remedy that the Second Closing Purchaser or the Company may have in law or in equity or by statute or otherwise against, in the case of the Second Closing Purchaser, the Company, or any other person based upon any fraud, and, in the case of the Company, the Second Closing Purchaser or any other person based on fraud.

(Signature Pages Follow)

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H-CYTE, INC.

SECOND CLOSING BRING DOWN AGREEMENT

COMPANY’S SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

H-CYTE, INC., a Nevada corporation

By:	/s/ Jeremy Daniel
Name:
Title:

Address:

201 E. Kennedy Blvd, Suite 700 Tampa, FL 33602

H-CYTE, INC.

SECOND CLOSING BRING DOWN AGREEMENT

LEAD PURCHASER SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

LEAD purchaser:

FWHC BRIDGE, LLC

By:	/s/ Todd Wagner
Name:	Todd R. Wagner
Title:	Manager

H-CYTE, INC.

SECOND CLOSING BRING DOWN AGREEMENT

SECOND CLOSING PURCHASER SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first written above.

PURCHASER:

(Entity name, if applicable)

(Print name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)